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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements, No. 2-70979, No. 33-26847 and No. 333-25783 of Navistar International Corporation on Form S-8 of our report dated May 22, 1998 appearing in the Annual Report on Form 11-K of the Navistar Retirement Accumulation Plan for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
June 26, 1998
Chicago, Illinois